Exhibit 10.1

FORM OF

LIMITED PARTNERSHIP AGREEMENT

OF

energiUS FUND – ____, LP

a Nevada limited partnership

This Limited partnership Agreement (the “Agreement”) for energiUS FUND – ____, LP, a Nevada limited partnership (the “Fund” or “partnership”), to be effective as of the ____ day of ________________, 20____ (the “Effective Date”), is by an among energiUS Management LLC, a Nevada limited liability company (the “Managing General Partner”), Paul N. Nicholson, a resident of California (the “Initial Limited Partner”) and the persons whose names are set forth on Schedule A, attached hereto, as additional general partners (the “Additional General Partners”) or as limited partners (the “Limited Partners” and, collectively with the Additional General Partners, the “investor Partners”), pursuant to the provisions of the Nevada Uniform Limited partnership Act, as amended (the “Act”), on the terms and conditions set forth herein.  The Managing General Partner, the Initial Limited Partner, and the investor Partners shall collectively be referred to as the “Partners”.

ARTICLE I

GENERAL

1.1.

Formation. The Partners hereby form the partnership as a limited partnership pursuant to the provisions of the Act.  Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the partnership shall be governed by the Act.

1.2.

Name. The name of the partnership shall be, and the business of the partnership shall be conducted under the name of, energiUS FUND – ____, LP.

1.3.

Purpose. The purpose and business of the partnership shall be (i) to acquire, own, hold for investment, explore, develop, drill, market, maintain, operate, improve, sell, lease, farm out or plug and abandon oil and gas wells and to engage in any and all general and incidental activities related thereto and necessary for the operation of such activities for profits or losses; (ii) to enter into any lawful transactions and engage in any lawful activities in furtherance of or incidental to the foregoing purpose, and (iii) to own or hold oil, gas, or other mineral royalties or leases, or fractional interests therein, or certificates of interest or participation in or investment contracts relative to such royalties, leases, or fractional interests.

1.4.

Term. The term of the partnership shall commence on the Effective Date and shall continue until the close of business on December 31, 20___, or until the earlier dissolution and termination of the partnership in accordance with the provisions of Section 7.1 of this Agreement.

1.5.

Registered Office and Principal Office of partnership. The registered office of the partnership in the State of Nevada shall be that of its registered agent within the State of Nevada which may be changed from time to time as the Managing General Partner may determine.  The principal office of the partnership shall be located at 2 Park Plaza, Suite 1075, Irvine, California 92614, or such other place as the Managing General Partner may from time to time designate. The partnership may maintain offices at such other place or places as the Managing General Partner deem advisable.

1.6.

Certificate of Limited partnership.  The Managing General Partner shall cause the Certificate of Limited partnership of the partnership to be filed with the Nevada Secretary of State (the “Secretary”) as required by the Act and shall cause to be filed such other certificates or documents (including, without limitation, copies, amendments, or restatements of this Agreement)  as may be determined by the Managing General Partner to be reasonable and necessary or appropriate for the formation, qualification, or registration and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Nevada and in any other state where the partnership may elect to do business.

1.7.

Power of Attorney.

(a)

Grant of Power. Each investor Partner hereby constitutes and appoints the Managing General Partner, and each of them, and their authorized representatives (and any successors thereto by assignment or otherwise and the authorized representatives thereof) with full power of substitution as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place, and stead, to execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices, as applicable or appropriate: (i) all certificates and other instruments and all amendments or restatements thereof that the Managing General Partner deem reasonable and appropriate or necessary to qualify or register, or continue the qualification or registration of, the partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the partnership may conduct business or own property; (ii) all instruments, including an amendment or restatement of this Agreement, that the Managing General Partner deem appropriate or necessary to reflect any amendment, change, or modification of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the Managing General Partner deem appropriate or necessary to reflect the dissolution, liquidation and termination of the partnership pursuant to the terms of this Agreement; (iv) all instruments relating to the admission or substitution of any Partner; (v) all ballots, consents, approvals, waivers, certificates, and other instruments appropriate or necessary, in the sole discretion of the Managing General Partner, to make, evidence, give, confirm, or ratify any vote, consent, approval, agreement, or other action that is made or given by the investor Partners hereunder, is deemed to be made or given by the investor Partners hereunder, or is consistent with the terms of this Agreement and appropriate or necessary, in the sole discretion of the Managing General Partner, to effectuate the terms or intent of this Agreement; provided that, with respect to any action that requires the vote, consent, or approval of a stated percentage of the Partners under the terms of this Agreement, the Managing General Partner may exercise the power of attorney granted in this subsection (v) only after the necessary vote, consent, or approval has been made or given. Nothing herein contained shall be construed as authorizing the Managing General Partner to amend this Agreement except in accordance with Article VIII of this Agreement or as otherwise provided in this Agreement.

(b)

Irrevocability. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and not be affected by, the death, incompetency, incapacity, disability, dissolution, bankruptcy or termination of any investor Partner, or the transfer of all or any portion of its partnership Interest and shall extend to such investor Partner’s heirs, successors, assigns and legal representatives. Each investor Partner agrees to be bound by any representations made by the Managing General Partner acting in good faith pursuant to such power of attorney; and each investor Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm any action of the Managing General Partner taken in good faith under such power of attorney. Each investor Partner shall execute and deliver to the Managing General Partner within 15 days after receipt of the Managing General Partner’ request therefor, such further designations, powers of attorney, and other instruments as the Managing General Partner deem necessary to effectuate this Agreement and the purposes of the partnership.

ARTICLE II

DEFINITIONS

The following definitions shall apply to the terms used in this Agreement and in the prospectus, unless otherwise clearly indicated to the contrary:

“Act” means the Nevada Uniform Limited partnership Act, as set forth in Chapter 88 of Nevada Revised Statutes, as amended.

“Additional General Partner” means an investor Partner who purchases Units as an additional general partner, and such Partner’s transferees and assigns. In its plural form, it shall mean all investor Partners who request and are admitted as additional general partners. It shall not include an investor Partner who has had their partnership interest converted into a Limited partnership interest pursuant to this Agreement.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, or to hold or to control the holder of 10 percent or more of the outstanding voting securities of such Person.

“Agreement” means this Agreement of Limited partnership, as it may be amended, supplemented or restated from time to time.

“Allocable or Allocatable Funds” means the net amount of investment actually used in the process of buying, enhancing and selling properties or drilling wells.  Does not include commissions and fees, etc.  I made this one up.

“APO” means after payout of an investor Partner’s Capital Contribution to the partnership.

“BCPD” means barrels of condensate per day.

“BOPD” means barrels of oil per day.

“BPO” means before payout of an investor Partner’s Capital Contribution to the partnership.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 3.2 of this Agreement.

“Capital Contribution” means any asset or property of any nature contributed by a Partner to the capital of the partnership pursuant to the provisions of this Agreement.

“Certificate of Limited partnership” means the Certificate of limited partnership filed with the Secretary pursuant to Section 1.6 of this Agreement, as such Certificate may be amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as from time to time amended and in effect.

“Consent” means the written consent of a Person, or the affirmative vote of such Person at a meeting called and held pursuant to Article VIII of this Agreement, as the case may be, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context requires.

“Development Well” means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon determined by a professional petroleum engineer to be productive.

“Dealer Manager” means MacArthur Strategies, Inc., a Nevada corporation.

“Drilling and Completion Costs” means all costs, excluding Operating Costs, of drilling, completing, testing, equipping, and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation cots incident thereto, location and surface damages, cementing, drilling mud and chemicals, drill stem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the partnership, and reimbursements and compensation to well operators, including charges paid to t Managing General Partner as a operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

“Dry Hole” means any well abandoned without having produced oil or gas in commercial quantities.

“Event of Withdrawal of the Managing General Partner” means an event that causes a Managing General Partner to cease to be a general partner as provided in the Act.

“Exploratory well” means a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

“Farmout” means an agreement whereby the owner of a leasehold or working interest agrees to assign their interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

“General Partners” means the Additional General Partners and the Managing General Partner.

“IDC” means intangible drilling and development costs.

“Initial Limited Partner” means Paul N. Nicholson or any successor to his interest.

“Investor Partner” means any Person other than the Managing General Partner (i) whose name is set forth on Schedule A of this Agreement, attached hereto, as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or substituted investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit.  In its plural form it means all such Persons.

“Indemnitee” means any Managing General Partner, any Person who is or was an Affiliate of a Managing General Partner, any Person who is or was an officer, director, employee, agent, trustee, partner or shareholder of a Managing General Partner or any such Affiliate, or any Person who is or was serving at the request of a Managing General Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person; provided that a Person shall constitute an “Indemnitee” only with respect to acts, omissions or matters deriving from or relating to the business, operations or investments of the partnership.

“Lease” means full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

“Limited Partner(s)” means any Person who has been admitted as a Limited Partner in accordance with the terms of this Agreement, so long as each such Person remains a Limited Partner.

“Liquidator” has the meaning specified in Section 7.2 of this Agreement.

“Majority in Interest of the Limited Partners” means Limited Partners whose Percentage Interests aggregate to greater than fifty percent (50%) of the Percentage Interests of all Limited Partners.

“Managing General Partner” means energiUS Management LLC and any other Person who is appointed to replace the same as the managing general partner in accordance with the terms of this Agreement.

“MCF” means one thousand cubic feet of natural gas.

“Prospectus” means the document utilized by the partnership to disclose risks, describe our proposed activities, and explain the terms of the offering of Units to prospective investor Partners.

“Partners” means the Managing General Partner, the Initial Limited Partner and the Investor Partners.  In its singular form it means any one of the Partners.

“Partnership” means the limited partnership formed pursuant to this Agreement.

“Partnership Interest” means the interest acquired by a Partner in the partnership including, without limitation, such Partner’s right: (i) to a distributive share of the income, gain, loss, deduction, and credit of the partnership; (ii) to a distributive share of the assets of the partnership; (iii) if an investor Partner, to Consent on those matters described in this Agreement; and (iv) if a Managing General Partner, to participate in the management and operation of the partnership.

“Percentage Interest” means a Partner’s share of the profits and losses of the partnership and the Partner’s percentage right to receive distributions of partnership assets according to the number of Units purchased in the partnership. The Percentage Interest of each partner shall be the percentage or number of Units set forth opposite such Partner’s name on Schedule A to this Agreement, as such schedule may be amended from time to time in accordance with this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association or other business enterprise.

“Prospect” means a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data and which is reasonably anticipated to contain at least one reservoir of hydrocarbons. An area covering lands which are believed to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons.

“Record Date” means the date established by the Managing General Partner for determining the identity of investor Partners entitled to give Consent to partnership action or entitled to exercise rights in respect of any other lawful action of investor Partners.

“Regulations” means the income tax regulations promulgated under the Code, as from time to time amended and in effect (including corresponding provisions of succeeding regulations).

“Reservoir” means a separate structural or stratigraphic trap containing an accumulation of oil or gas.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the partnership and the issuance of securities of a roll-up entity.

“Roll-Up Entity” means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a partnership or program to facilitate investment or who will manage or is entitled to manage or participate in the management or control of such partnership or program. “Sponsor” includes the Managing General Partner.  “Sponsor” does not include third parties such as attorneys, accountants, petroleum engineering consultants, geologists, and underwriters whose only compensation is for professional services rendered in connection with the offering of Units.

“Subscription” means the amount indicated on the Subscription Agreement that an investor Partner has agreed to pay to the partnership as their Capital Contribution.

“Subscription Agreement” means the agreement attached to the prospectus by way of exhibit whereby prospective investor Partners subscribe for Units.

“Transfer” has the meaning set forth in Section 6.1(a) of this Agreement.

“Unit” means an undivided interest of the investor Partners in the aggregate interest in the capital and profits of the partnership.  Each Unit represents a Capital Contribution of $10,000 to the partnership.

“Working Interest” means an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation and maintenance.

“90% Vote of investor Partners” means the affirmative vote of Investor Partners whose Percentage Interests aggregate to ninety percent (90%) of the Percentage Interests of all investor Partners.

ARTICLE III

FINANCIAL MATTERS

3.1. Capital Contributions.

(a)

Initial Contribution.  The Initial Limited Partner shall contribute $5,000 to the capital of the partnership on or in close proximity to the Effective Date.  Subsequently, each investor Partner (whose names and addresses and number of Units subscribed for are set forth on Schedule A attached hereto) shall contribute to the capital of the partnership the sum of $10,000 for each Unit purchased. Such funds shall immediately be available for use by the Managing General Partner to expend as necessary on behalf of the partnership to cover costs, fees, and other expenses to seek out and acquire Prospects for our oil and gas investment activities.  Except as otherwise agreed by all Partners, no Partner shall have the right or obligation to make any further Capital Contributions to the partnership. Persons or entities hereafter admitted as Partners shall make such contributions of cash (or promissory obligations), property or services to the partnership as shall be determined by the Managing General Partner (subject to the approval of the investor Partners as provided in Section 5.6(a) hereof) at the time of each such admission. Schedule A hereto reflects the Percentage Interest of each Partner based on the original Capital Contributions being made by the Partners. Schedule A shall be amended from time to time by the Managing General Partner to reflect changes in Percentage Interests resulting from the admission of additional or substitute Partners, the withdrawal of Partners or transfers of partnership Interests, in each case accomplished in accordance with the terms of this Agreement. The combined Percentage Interests of all Partners shall at all times equal 100%.

(b)

Cash calls; Penalty for Default.  In the event the Managing General Partner deems it to be in the partnership’s best interest to rework, re-drill, pump, frac, or service an oil and gas well or to otherwise expend funds to further the partnership’s purpose after a well has been completed, and we lacks immediate liquidity to do so, the Managing General Partner may require additional contributions from the investor Partners in order to facilitate such purpose.  In the event a investor Partner’s obligation is not met in connection with such a requirement, and if it is fulfilled by a third party, such third party shall be entitled to a 5:1 return on their cash call contribution prior to the defaulting investor Partner receiving any net revenue from such well.

3.2. Capital Accounts.

(a)

A Capital Account shall be maintained for each Partner. Each Partner’s Capital Account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the partnership assumes or takes subject to) contributed by that Partner to the partnership; the amount of any partnership liabilities assumed by such Partner (other than in connection with a distribution of partnership property), and such Partner’s distributive share of partnership profits (including tax exempt income). Each Partner’s Capital Account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Partner assumes or takes subject to) distributed to such Partner; the amount of any liabilities of such Partner assumed by the partnership (other than in connection with a contribution); and such Partner’s distributive share of partnership losses (including items that may be neither deducted nor capitalized for federal income tax purposes).

(b)

Notwithstanding any provision of this Agreement to the contrary, each Partner’s Capital Account shall be maintained and adjusted in accordance with the Code and Regulations, including, without limitation, (i) the adjustments permitted or required by Internal Revenue Code Section 704(b) and, to the extent applicable, the principles expressed in Internal Revenue Code Section 704(c); and (ii) adjustments required to maintain Capital Accounts in accordance with the “substantial economic effect test” set forth in the Regulations under Internal Revenue Code Section 704(b).

(c)

Any Partner, including any substitute Partner, who shall receive a partnership Interest (or whose partnership Interest shall be increased) by means of a transfer to it of all or a part of the partnership Interest of another Partner, shall have a Capital Account that reflects the Capital Account associated with the transferred partnership Interest (or the applicable percentage thereof in case of a transfer of a part of an interest).

3.3. Allocations and Distributions.

(a)

All items of partnership income, gain, loss, deduction, credit or the like for each taxable year shall be allocated among the Partners in accordance with their respective Percentage Interests.

(b)

Not less often than quarterly, the Managing General Partner shall distribute to the Partners, in proportion to the Partners’ respective Percentage Interests, so much of the partnership’s profits as the Managing General Partner in their discretion may determine are not required for the operation for the partnership’s business, in accordance with the following sharing arrangement:

(i)

BPO (before payout): 90% to the investor Partners, 10% to the Managing General Partner; and

(ii)

APO (after payout): 75% to the investor Partners, 25% to the Managing General Partner.

(c)

The Managing General Partner shall have the right to establish such reasonable reserves as they may from time to time determine are necessary or appropriate in connection with the conduct of the partnership’s business (including reserves for anticipated capital expenses and contingency reserves to handle unanticipated cost overruns). Amounts paid to the Managing General Partner under Article IV of this Agreement shall not be deemed to be distributions for purposes of this Section 3.3(c). All amounts withheld pursuant to the Code or any applicable provision of state, local or foreign tax law with respect to any distribution to a Partner shall be treated as amounts distributed to such Partner pursuant to this Section 3.3(c) for all purposes of this Agreement.

3.4. Tax Matters Partner. The Managing General Partner is hereby designated as the “Tax Matters Partner” for purposes of Sections 6231 of the Code and the Regulations promulgated thereunder. The Tax Matters Partner is authorized and required to represent the partnership, at the partnership’s expense, in connection with all examinations of the partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings and, in the reasonable discretion of the Tax Matters Partner, to expend partnership funds for professional services and costs associated therewith. The Tax Matters Partner shall promptly advise each Partner of any audit proceedings proposed to be conducted with respect to the partnership. In the event the Managing General Partner ceases to be a Partner of the partnership, a successor Tax Matters Partner shall be appointed by the remaining Partners.

3.5. Taxation as a partnership. It is the intention of the Partners that the partnership shall be taxed as a “partnership” for federal, state, local and foreign income tax purposes. The Partners agree to take all reasonable actions, including the execution of documents, as may reasonably be requested by the Managing General Partner in order for the partnership to qualify for and receive “partnership” treatment for federal, state, local and foreign income tax purposes. No election shall be made by the partnership or any Partner for the partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

3.6. Fiscal Year. The fiscal year of the partnership shall be the calendar year unless otherwise determined by the Managing General Partner in their sole discretion.

3.7. Interest. No interest shall be paid by the partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.8. No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account, or to receive any distributions from the partnership, except as provided in Section 3.3, Section 6.4 and Article VII hereof.

3.9. Loans from Partners. Loans by a Partner to the partnership shall not be considered Capital Contributions. If any Partner shall advance funds to the partnership in excess of the amounts required hereunder to be contributed by it to the capital of the partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt of the partnership to such Partner and shall be payable or collectible only out of the partnership assets in accordance with the terms and conditions upon which such advances are made.

3.10. Compensation and reimbursement of Managing General Partner.

(a)

Compensation. The Managing General Partner and their respective Affiliates may receive compensation from the partnership for services rendered pursuant to agreements with the partnership, including agreements pursuant to which the Managing General Partner or their Affiliates may provide management services or conduct operations of the partnership, provided that any such agreements shall be on terms which are fair and reasonable to the partnership.

(b)

Reimbursement for Organizational Expenses.  In addition to amounts paid under other Sections of this Agreement, the Managing General Partner and their respective Affiliates shall be reimbursed for all expenses, disbursements, and advances incurred or made, and all fees, deposits, and other sums paid in connection with the organization of the partnership, the qualification of the partnership to do business and all related matters.

(c)

Reimbursement for Operational Expenses.  In addition to amounts paid under other Sections of this Agreement, the Managing General Partner shall be reimbursed at any reasonable times and from time to time for all costs and expenses that the Managing General Partner and their respective Affiliates incur on behalf of, or in the management and operation of the business of, the partnership, including, but not limited to, that portion of the Managing General Partner’s and their respective Affiliates’ legal and accounting costs and expenses, telephone, secretarial, travel, and entertainment expenses, brokerage and professional consultant costs, office rent and other office expenses, salaries and other compensation expenses of employees, agents, and representatives, and other general, administrative, and additional expenses that are necessary or appropriate to the conduct of the partnership’s business and allocable to the partnership. The Managing General Partner shall determine the expenses that are allocable to the partnership in a manner that is fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the Managing General Partner or their Affiliates as a result of the indemnification provided under Section 4.7 of this Agreement.

3.11. Records and Accounting. The Managing General Partner shall keep or cause to be kept appropriate books and records with respect to the partnership’s business which shall at all times be kept at the principal office of the partnership or such other office or offices as the Managing General Partner may designate for such purpose. The books of the partnership shall be maintained for financial reporting purposes on the accrual basis or on a cash basis, as the Managing General Partner shall determine in their sole discretion. The Managing General Partner, on its own initiative or upon request by an investor Partner, may cause to be prepared and furnish financial statements of the partnership on a quarterly, annual, or other regular interval basis to the investor Partners.  The Managing General Partner shall also be responsible for causing the preparation and distribution to all Partners of all reasonably required tax reporting information.

ARTICLE IV

MANAGEMENT AND OPERATION OF THE BUSINESS

4.1. Management. The Managing General Partner shall conduct, direct and exercise full control over all activities of the partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the partnership shall be exclusively vested in the Managing General Partner, and the investor Partners shall have no right of control over the business and affairs of the partnership. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the Managing General Partner under any other provision of this Agreement (but subject to any required Consents of investor Partners as herein provided), the Managing General Partner shall have full power and authority to do all things deemed necessary or desirable by them to conduct the business of the partnership, including, without limitation: (i) the determination of the activities in which the partnership will participate; (ii) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness, and the incurrence of any obligations they deem necessary or advisable for the conduct of the activities of the partnership, including the payment of compensation and reimbursement to the Managing General Partner and their respective Affiliates under Section 3.10 of this Agreement; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the partnership; (iv) the use of the assets of the partnership (including, without limitation, cash on hand) for any partnership purpose on any terms they consider appropriate, including, without limitation, the financing of operations of the partnership, the lending of funds to other Persons, and the repayment of obligations of the partnership; (v) the admission of additional or substitute investor Partners; (vi) the negotiation, execution, and performance of any contracts that they consider desirable, useful, or necessary to the conduct of the business or operations of the partnership or the implementation of the Managing General Partner’s powers under this Agreement; (vii) the distribution of partnership cash or other assets; (viii) the selection, hiring, and dismissal of employees (who may be designated as officers of the partnership), attorneys, accountants, engineers, geologists, geophysicists, brokers, consultants, contractors, agents, and representatives and the determination of their compensation and other terms of employment or hiring (including the adoption of pension or welfare plans); (ix) the maintenance of such insurance for the benefit of the partnership as they deem necessary or desirable; (x) the repurchase of the partnership Interest of an investor Partner; (xi) the formation of any further limited or general partnerships, joint ventures, or other relationships that they deem desirable and the contribution to such partnerships or ventures of assets and properties of the partnership; (xii) the control of any matters affecting the rights and obligations of the partnership, including the conduct of any litigation, the incurring of legal expenses, and the settlement or confession of claims, suits or judgments; (xiii) the selection of Prospects to be acquired, drilled or developed by the partnership; and (xiv) the acquisition, owning, holding for investment, exploration, developing, drilling, marketing, maintenance, operation, improvement, selling, leasing, farming out or plugging and abandonment of oil and gas wells, and the engagement of the partnership in any and all general and incidental activities related thereto and necessary for the operation of such activities for profits or losses.

4.2. Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser or other Person, including any purchaser of property from the partnership or any other Person dealing with the partnership, shall be required to verify any representation by a Managing General Partner as to its authority to encumber, sell, or otherwise use any assets or properties of the partnership, and any such lender, purchaser or other Person shall be entitled to rely exclusively on such representations, and shall be entitled to deal with, a Managing General Partner as if it were the sole party in interest therein, both legally and beneficially. Each investor Partner hereby waives any and all defenses or other remedies that may be available against any such lender, purchaser or other Person to contest, negate, or disaffirm any action of a Managing General Partner in connection with any such financing, sale or other transaction. In no event shall any Person dealing with a Managing General Partner or a Managing General Partner’s representative with respect to any business or property of the partnership be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of a Managing General Partner or the Managing General Partner’s representative; and every contract, agreement, deed, mortgage, security agreement, promissory note, or other instrument or document executed by a Managing General Partner or a Managing General Partner’s representative with respect to any business or property of the partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the partnership and (iii) a Managing General Partner or a Managing General Partner’s representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the partnership.

4.3. Outside Activities; Conflicts of Interest.  The Managing General Partner or any Affiliate thereof and any director, officer, employee, agent or representative of a Managing General Partner or any Affiliate thereof shall be entitled to and may have business interests and engage in business activities in addition to those relating to the partnership, including business interests and activities in direct competition with the partnership. Neither the partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Managing General Partner, any Affiliate thereof, or any director, officer, employee, agent or representative of a Managing General Partner or any Affiliate thereof. The Managing General Partner shall devote such part of its time to the affairs of the partnership as is reasonably necessary for the conduct of the partnership’s business; provided, however, that it is expressly understood and agreed that (i) the Managing General Partner intends to and shall have the right to delegate management authority for the partnership pursuant to management, operating or other agreements and (ii) the Managing General Partner shall not be required to devote its entire time or attention to the business of the partnership.

4.4. Resolution of Conflicts of Interest.  Unless otherwise expressly provided in this Agreement (i) whenever a conflict of interest exists or arises between a Managing General Partner or any of its Affiliates, on the one hand, and the partnership or any investor Partner, on the other hand, or (ii) whenever this Agreement provides that the Managing General Partner shall act in a manner that is, or provide terms that are, fair and reasonable to the partnership or any investor Partner, the Managing General Partner shall resolve such conflict of interest, take such action, or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction, or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, any applicable generally accepted accounting practices or principles and such other factors as the Managing General Partner deem appropriate in their discretion, and, in, the absence of bad faith by the Managing General Partner, the resolution, action, or terms so made, taken, or provided by the Managing General Partner shall not constitute a breach of this Agreement or a breach of any standard of care or duty imposed herein or under the Act or any other applicable law, rule, or regulation. Without limitation of the foregoing, whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any person, the fairness and reasonableness of such transaction, arrangement or resolution shall be considered on the whole in the context of all similar or related transactions, and in the context of all transactions, relationships and arrangements between or among the relevant Persons or their respective Affiliates.

4.5. Reliance by Managing General Partner.

(a)

The Managing General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

(b)

The Managing General Partner may consult with legal counsel, accountants, appraisers, management consultants, engineers, geologists, brokers, investment bankers, and other consultants and advisers selected by them, and any opinion of any such Person as to matters which the Managing General Partner believe to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Managing General Partner hereunder in good faith and in accordance with such opinion.

4.6. Loans from the Managing General Partner; Contracts with Affiliates.

(a)

The Managing General Partner or any Affiliate of the Managing General Partner may lend to the partnership funds needed or desired by the partnership for such periods of time as the Managing General Partner may determine; provided, that no Managing General Partner or Affiliate may charge the partnership interest, points or fees at rates greater than the rates that would be charged the partnership (without recourse to the Managing General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans. The partnership shall reimburse any Managing General Partner making a loan to the partnership, or any Affiliate, for any costs (other than interest) incurred by it in connection with the borrowing of funds obtained by the Managing General Partner or such Affiliate and loaned to the partnership.

(b)

The Managing General Partner may itself, or may enter into any arrangement with any of its Affiliates to, render services for the partnership. Any services rendered to or on behalf of the partnership by the Managing General Partner or any such Affiliate shall be on terms that are fair and reasonable to the partnership.

(c)

Neither the Managing General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the partnership.

4.7. Indemnification.

(a)

To the fullest extent permitted by law, each Indemnitee shall be indemnified and held harmless by the partnership from and against any and all losses, damages, liabilities, expenses (including legal fees and disbursements), judgments, fines, settlements and all other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (i) the Managing General Partner or an Affiliate thereof, (ii) an officer, director, employee, agent, trustee, partner or shareholder of a Managing General Partner or an Affiliate thereof or (iii) a person serving at the request of the partnership in another entity in a similar capacity, if the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct to be unlawful; provided that no Indemnitee shall be entitled to indemnification if it shall be finally determined that such Indemnitee’s act or omission constituted willful misconduct or gross negligence. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 4.7 shall be made only out of the assets of the partnership.

(b)

Expenses (including legal fees and disbursements) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the partnership prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 4.7.

(c)

The indemnification provided by this Section 4.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in the indemnified capacity and shall inure to the benefit of the heirs, successors, assigns and legal representatives of an Indemnitee.

(d)

The partnership may purchase and maintain insurance, on behalf of the Managing General Partner and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the partnership’s activities, regardless of whether the partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)

An Indemnitee shall not be denied indemnification in whole or in part under this Section 4.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(f)

The provisions of this Section 4.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and legal representatives and shall not be deemed to create any rights for the benefit of any other Persons.

4.8. Liability of Indemnitees.

(a)

No Indemnitee shall be liable to the partnership or any other Partner for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith and in a manner reasonably believed by the Indemnitee to be in, or not opposed to, the best interests of the partnership, or for errors of judgment, neglect or omission; provided, however, that an Indemnitee shall be liable for its willful misconduct or gross negligence.

(b)

Any Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents or representatives, and a Managing General Partner shall not be responsible for any misconduct or negligence on the part of any agent or representative appointed by the Managing General Partner in good faith.

ARTICLE V

RIGHTS AND OBLIGATIONS OF INVESTOR PARTNERS

5.1. Liability of Partners.

(a)

Limited Partners. No Limited Partner, in such capacity, shall have any liability for the debts and obligations of the partnership, except as provided in this Agreement or the Act.

(b)

General Partners. Each General Partner shall be jointly and severally liable for the debts and obligations of the partnership, except as provided in this Agreement or the Act.  In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the partnership.

5.2. No Participation in Management.  No investor Partner, in its capacity as such, shall take part in the operation, management or control of the partnership’s business, transact any business for or on behalf of the partnership or have any power to execute documents for or otherwise act for or bind the partnership.

5.3. Outside Activities. Any investor Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the partnership, including business interests and activities in direct competition with the partnership. Neither the partnership nor any of the other Partners shall have any rights by virtue of this Agreement in or with respect to any business ventures of any investor Partner.

5.4. Withdrawal of Capital. No investor Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution as provided herein.

5.5. Inspection Rights.

(a)

Each investor Partner shall have the right, for a purpose reasonably related to such investor Partner’s interest as a Limited Partner or as an Additional General Partner in the partnership, subject to such reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) as may be adopted by the Managing General Partner, to obtain from the Managing General Partner from time to time upon reasonable demand:

(i)

true and full information regarding the status of the business and financial condition of the partnership;

(ii)

properly after becoming available, a copy of the partnership’s federal, state and local income tax returns for each year;

(iii)

a current list of the name and last known business, residence or mailing address of each Partner;

(iv)

a copy of this Agreement and the Certificate of Limited partnership and all amendments thereto;

(v)

true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Partner or which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)

such other information regarding the affairs of the partnership as is just and reasonable.

(b)

Notwithstanding the provisions of Section 5.5(a), the Managing General Partner may keep confidential from the investor Partners for such period of time as the Managing General Partner deem reasonable any information that the Managing General Partner’ reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Managing General Partner in good faith believe is not in the best interests of the partnership or which the partnership is required by law or by agreements with third parties to keep confidential.

5.6. Consent Rights of investor Partners.

(a)

The investor Partners shall have the right to Consent with respect to the following matters, which matters shall not be engaged in or taken by the partnership or the Managing General Partner unless the requisite Consent of the investor Partners is obtained:

(i)

any sale of all or substantially all of the partnership’s assets, in a single transaction or a series of related transactions, or any merger, consolidation, domestication or conversion of the partnership with or into any other entity or organization, shall require the approval of a Majority in Interest of the investor Partners;

(ii)

pursuant to a 90% Vote of investor Partners, the investor Partners may remove the Managing General Partner and appoint a successor Managing General Partner as provided in Section 6.3(b);

(iii)

by the Consent of a Majority in Interest of the investor Partners, the investor Partners may (A) consent to the transfer by the Managing General Partner of its partnership Interest as provided in Section 6.2, (B) consent to the dissolution of the partnership as provided in Sections 7.1(a)(iii) or 7.1(a)(iv), and (C) consent to the continuation of the partnership without dissolution and to the appointment to a successor Managing General Partner as provided in Section 7.1(b); and

(iv)

borrow funds in excess of 25% of the partnership’s capitalization.

(b)

Except as referenced in Section 5.6(a) or as otherwise provided in this Agreement or in the Act, the investor Partners shall not have any right to vote or otherwise grant or withhold Consent a with respect to partnership matters.

5.7. Effect of Bankruptcy, Death or Incompetency of an investor Partner.  The bankruptcy, death, dissolution, termination or adjudication of incompetency of an investor Partner shall not cause the dissolution or termination of the partnership and the business of the partnership shall continue. Upon any such occurrence, the legal representative of such investor Partner shall have the rights of such investor Partner for the purpose of settling its estate or property, and such power as the investor Partner possessed to transfer its partnership Interest. The transfer by any such legal representative of any partnership Interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if made by the bankrupt, deceased, dissolved, terminated or incompetent investor Partner.

ARTICLE VI

TRANSFERS OF INTERESTS; WITHDRAWALS; CONVERSIONS

6.1. Transfer.

(a)

The term “transfer”, when used in this Article VI or elsewhere in this Agreement with respect to a partnership Interest, shall mean the sale, assignment, transfer, pledge, encumbrance, hypothecation, exchange, gift or other disposition of all or any portion of a partnership Interest, or any interest therein (including a transfer occurring by operation of law).

(b)

No partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VI. Any transfer or purported transfer of a partnership Interest not made in accordance with this Article VI shall be null and void.

6.2. Transfers by the Managing General Partner. With the Consent of a Majority in Interest of the investor Partners, and upon satisfaction of the other conditions set forth in this Section 6.2, the Managing General Partner may transfer all or any part of the partnership Interest held by it as Managing General Partner. Any proposed transferee of all or any part of the interest of a Managing General Partner shall, as a condition to such transfer, agree to become an additional or successor Managing General Partner of the partnership. In connection with such transfer, such additional or successor Managing General Partner shall execute a counterpart of this Agreement, evidencing its agreement to serve as Managing General Partner and to be bound by all of the terms and conditions hereof. Such transferee shall be deemed to be admitted as an additional or successor Managing General Partner immediately prior to the effective time of the subject transfer, and, together with all remaining Partners, shall continue the business of the partnership without dissolution. The Managing General Partner shall cause the Certificate of Limited partnership to be amended to reflect the admission of the new Managing General Partner and, as may be applicable, the withdrawal of the prior Managing General Partner by reason of a transfer of its entire partnership Interest as Managing General Partner.

6.3. Withdrawal or Removal of the Managing General Partner.

(a)

The Managing General Partner covenants and agrees that it will not voluntarily withdraw as Managing General Partner of the partnership for the term of the partnership, subject to its right to transfer its partnership Interest as Managing General Partner pursuant to Section 6.2.

(b)

The Managing General Partner may be removed, and a successor Managing General Partner elected, only upon the Consent of a 90% Vote of Limited Partners. Any such action for removal of the Managing General Partner must also provide for the election of a successor Managing General Partner. Such removal shall be deemed effective immediately subsequent to the admission of the successor Managing General Partner. Such successor Managing General Partner, together with all then remaining Partners, shall continue the partnership without dissolution. Further, such successor Managing General Partner shall execute a counterpart of this Agreement, evidencing its agreement to serve as Managing General Partner and to be bound by all of the terms and conditions hereof, and the Managing General Partner shall cause the Certificate of Limited partnership to be amended to reflect the admission of the successor Managing General Partner and the removal of the prior Managing General Partner. The successor Managing General Partner shall also make the payment to the removed Managing General Partner required under Section 6.3(c).

(c)

The removed Managing General Partner shall, in respect of its former partnership Interest as Managing General Partner which shall be succeeded to by the successor Managing General Partner, promptly receive from its successor in exchange for its partnership Interest as Managing General Partner an amount in cash equal to the fair market value of the removed Managing General Partner’s partnership Interest, determined as of the effective date of removal. The removed Managing General Partner shall, as of the effective date of its removal, cease to share in any allocations or distributions with respect to its partnership Interest. For purposes of this Section 6.3(c), the fair market value of the removed Managing General Partner’s partnership Interest shall be determined by agreement between the removed Managing General Partner and its successor or, failing agreement within thirty (30) days after the effective date of removal, by an independent appraiser or other independent expert selected by the removed Managing General Partner and its successor. If such parties cannot agree upon one independent appraiser or other independent expert within forty-five (45) days after the effective date of removal, then both the removed Managing General Partner and its successor shall have independent appraisals conducted at their own expense.  Such appraisals shall then be averaged together to determine the amount to be paid by the successor Managing General Partner. In making their determination, such appraiser(s) or other independent expert shall consider the value of the partnership’s assets and such other factors as it may deem relevant. The expense of engaging the independent appraiser(s) or other independent expert that determines fair market value shall be borne one-half by the partnership and one-half by the removed Managing General Partner.

6.4. Event of Withdrawal of the Managing General Partner.

(a)

Upon the occurrence of an Event of Withdrawal of the Managing General Partner, but excluding a withdrawal of the Managing General Partner in connection with a permitted transfer under Section 6.2, such Person shall cease to be the Managing General Partner and the partnership Interest held by it as Managing General Partner shall be deemed redeemed by the partnership simultaneously with the occurrence of the withdrawal. The withdrawing Managing General Partner shall be entitled to receive the fair value of its redeemed partnership Interest, determined in the same manner as referenced in Section 6.3(c); provided that references in Section 6.3(c) to the removed Managing General Partner shall be deemed references to the withdrawn Managing General Partner and references to the successor Managing General Partner shall be deemed references to the partnership; and provided, further, that if the withdrawal was in violation of this Agreement, the redemption price of the withdrawn Managing General Partner’s partnership Interest will equal eighty percent (80%) of the fair market value thereof.

(b)

If at the time of the withdrawal of the Managing General Partner as referenced in Section 6.4(a) the withdrawn Managing General Partner was not the sole Managing General Partner, then the remaining Managing General Partner shall continue the business of the partnership without dissolution. If, on the other hand, the withdrawn Managing General Partner was the sole remaining Managing General Partner, then the partnership shall dissolve unless the Partners elect to continue the business of the partnership with a successor Managing General Partner as provided in Section 7.1(b).

6.5. Transfers by investor Partners.

(a)

No investor Partner shall transfer all or any part of its partnership Interest without the prior written consent of the Managing General Partner. The Managing General Partner will not consent to any such transfer if the effect of the same, when taken together with other transfers of partnership Interests during the preceding twelve (12) months, would be to cause the partnership to terminate within the meaning of Section 708 of the Code, or if in the opinion of the Managing General Partner, such transfer would require registration of partnership Interests under federal or state securities laws or would result in a violation of federal or state securities laws (including investment suitability standards).

(b)

No transferee of all or any part of the partnership Interests of an investor Partner shall be admitted to the partnership as a substitute investor Partner unless: (i) the Managing General Partner have consented to such substitution, the granting or denial thereof to be within the sole discretion of the Managing General Partner; (ii) the transferee has executed a counterpart of this Agreement and such other instruments as the Managing General Partner deem necessary or appropriate to confirm the undertaking of such transferee to be bound by all of the terms and provisions of this Agreement; (iii) all expenses, including attorneys’ fees, incurred by the Managing General Partner or the partnership in connection with the subject transfer shall have been paid or reimbursed by the transferor or transferee; (iv) the partnership shall have been provided with a copy of the written instrument of transfer; and (v) the Managing General Partner shall have caused the transferee’s admission as a substitute investor Partner to be reflected in the records of the partnership. A transferee that is not admitted as a substitute investor Partner shall have only the economic rights of an assignee as provided in the Act, and such transferee shall not otherwise possess or have the right to exercise any of the rights of an investor Partner hereunder or under the Act.

6.6. Withdrawal of an investor Partner.  No investor Partner shall have the right to withdraw from the partnership prior to the dissolution and winding up of the partnership, except in connection with a permitted transfer of its entire partnership Interest.

6.7 Conversion of Additional General Partner Interests into Limited Partner Interests.

(a)

Unless notified in writing by an Additional General Partner to remain a general partner, the Managing General Partner shall convert the interests of all Additional General Partners in the partnership to interest of Limited Partners upon completion of the partnership’s drilling and/or acquisition activities.

(b)

Additional General Partners may elect, at any time, to convert, transfer, and exchange their interests for Limited Partner interests in the partnership upon receipt by the Managing General Partner of written notice of such election.

(c)

The Managing General Partner shall cause the conversion to be effected as promptly as possible as prudent business judgment dictates.  Conversion of an Additional General Partner interest to a Limited Partner interest shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the partnership for federal income tax purposes, and will be effective upon the Managing General Partner’s filing of an amendment to the partnership’s Certificate of Limited partnership.  Upon such transfer and exchange, such Additional General Partners shall be Limited Partners; however, they will remain liable to the partnership for any additional Capital Contribution(s) required for their proportionate share of any partnership obligation or liability arising prior to the conversion.

(d)

Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

7.1. Dissolution.

(a)

Subject to Section 7.1(b), the partnership shall be dissolved and its affairs wound up and terminated upon the first to occur of the following events:

(i)

the expiration of the term of the partnership as provided in Section 1.4;

(ii)

the sale or other disposition in a single transaction or series of related transactions of all or substantially all of the assets of the partnership;

(iii)

the election of the Managing General Partner with the Consent of a Majority in Interest of the investor Partners;

(iv)

an election to dissolve pursuant to a 90% Vote of investor Partners; or

(v)

the occurrence of an Event of Withdrawal of the Managing General Partner (other than by reason of a transfer pursuant to Section 6.2 or any Event of Withdrawal of Managing General Partner in a circumstance where this Agreement provides for the continuation of the business of the partnership without dissolution).

(b)

Notwithstanding the provisions of 7.1(a)(v), the partnership shall not be dissolved upon the occurrence of an event described in such subsection if, within ninety (90) days after such event, a Majority in Interest of the investor Partners (or such larger group or percentage of investor Partners as required by law) agree in writing to continue the business of the partnership and to the appointment, effective as of the date of withdrawal of the withdrawn Managing General Partner, of a successor Managing General Partner. In the event the business of the partnership is continued without dissolution upon the occurrence of an Event of Withdrawal of Managing General Partner as described in this Section 7.1(b), then the partnership Interest of the withdrawn Managing General Partner shall be deemed redeemed and it shall be entitled to receive the redemption price thereof determined under Section 6.4(a) hereof.

7.2. Liquidation. Upon dissolution of the partnership, the Managing General Partner, or if there is no remaining Managing General Partner, then such Person as is appointed by the Consent of a Majority in Interest of investor Partners (the remaining Managing General Partner or Partners or such other Person conducting the liquidation of partnership assets being referred to as the “Liquidator”) shall liquidate the partnership’s assets within such reasonable period and upon such terms, price and conditions as are determined by the Liquidator. The terms of this Agreement shall continue to govern the rights and obligations of the Partners and the conduct of the partnership business during the period of winding up the partnership affairs. The Liquidator, if other than the Managing General Partner, shall have and may exercise, without further authorization or consent of Partners, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (including, without limitation, the powers of attorney granted under Section 1.7) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the partnership. The Liquidator shall liquidate the assets of the partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a)

to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the partnership  (whether by payment or by the establishment of reserves of cash or other assets of the partnership for contingent liabilities in amounts, if any, determined by the Liquidator to be appropriate for such purposes), other than liabilities for distributions to Partners and former Partners under applicable provisions of the Act;

(b)

to Partners and former partners in satisfaction of liabilities for distributions under applicable provisions of the Act; and

(c)

to the Partners in accordance with the positive balances of their respective Capital Accounts (determined after allocating all income, gain, deduction, loss and other like items arising in connection with the liquidation of partnership assets and otherwise making all Capital Account adjustments required by Sections 3.2(a) or 3.2(b)).

7.3. Distribution in Kind. Notwithstanding the provisions of Section 7.2 which require the liquidation of the assets of the partnership, if on dissolution of the partnership the Liquidator determines that a prompt sale of part or all of the partnership’s assets would be impractical or would cause undue loss to the value of partnership assets, the Liquidator may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the partnership (other than those to Partners), and/or may distribute to the Partners, in lieu of cash, as tenants in common undivided interests in such partnership assets as the Liquidator deems not suitable for liquidation. Any such in-kind distributions shall be made in accordance with the priorities referenced in Section 7.2 as if cash equal to the fair market value of the distributed assets were being distributed. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as it may adopt.

7.4. Cancellation of Certificate of Limited partnership.  Upon the completion of the distribution of partnership property as provided in Sections 7.2 and 7.3, the partnership shall be terminated, and the Liquidator shall cause the cancellation of the Certificate of Limited partnership and all qualifications of the partnership as a limited partnership and shall take such other actions as may be necessary to terminate the partnership.

7.5. Return of Capital. No Managing General Partner shall be personally liable for the return of the Capital Contributions of the other Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from partnership assets.

7.6. Waiver of Partition. Each Partner hereby waives any rights to partition of the partnership’s property.

ARTICLE VIII

AMENDMENT OF AGREEMENT;

MEETINGS; RECORD DATES; CONSENTS

8.1. Amendments to be Adopted Solely by Managing General Partner.  The Managing General Partner, without need for the Consent of any investor Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, to reflect:

(a)

a change in the name of the partnership, the registered office or registered agent of the partnership, or the location of the principal place of business of the partnership;

(b)

the admission, substitution or withdrawal of Partners in accordance with this Agreement;

(c)

a change that the Managing General Partner has determined is necessary or appropriate (i) to qualify or register, or continue the qualification or registration of, the partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any jurisdiction or (ii) to ensure that the partnership will not be treated as an association taxable as a corporation for federal, state, local or foreign income tax purposes; or

(d)

a change that (i) the Managing General Partner have determined is desirable and in the interests of the partnership and the Partners as a whole and that does not adversely affect the investor Partners in any material respect, or (ii) is necessary or desirable in the opinion of the Managing General Partner to satisfy any requirements, conclusions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute.

8.2. Amendment Procedures. Except as provided in Sections 8.1 and 8.3 of this Agreement, all amendments to this Agreement shall be adopted in accordance with the following requirements: (i) amendments to this Agreement may be proposed only by the Managing General Partner; (ii) if an amendment is proposed, the Managing General Partner shall seek the Consent of the requisite Percentage Interests of the investor Partners; (iii) a proposed amendment shall be effective upon its approval by the Managing General Partner and a Majority in Interest of the investor Partners unless a greater percentage is required by this Agreement; and (iv) the Managing General Partner shall notify all Partners upon final adoption of any such proposed amendment.

8.3. Special Amendment Requirements.  Notwithstanding the provisions of Sections 8.1 and 8.2 of this Agreement, no provision of this Agreement that establishes a percentage of the Partners required to take any action shall be amended in any respect that would have the effect of reducing such Consent requirement, unless such amendment is approved by Consent of Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced. This Section 8.3 shall only be amended with the approval of the Managing General Partner and a 90% Vote of investor Partners.

8.4. Meetings. The Managing General Partner may call a meeting of the investor Partners at any time to consider any matter on which the investor Partners are entitled to Consent pursuant to the terms of this Agreement or the Act. investor Partners owning fifty-one percent (51%) or more of the Percentage Interests held by all investor Partners may also call a meeting by delivering to the Managing General Partner a request in writing stating that the signing investor Partners desire to have a meeting of investor Partners called with respect to a matter upon which investor Partners have the right to Consent and indicating the specific purposes for which the meeting is to be called. investor Partners requesting a meeting shall specify the investor Partners and their respective Percentage Interests on whose behalf the investor Partners are exercising the right to call a meeting and only those specified investor Partners and Percentage Interests shall be counted for the purpose of determining whether the required percentage of investor Partners set forth in the proceeding sentence has been met. A meeting, whether called by the Managing General Partner at their volition or upon the request of investor Partners, shall be held at a time a place determined by the Managing General Partner on a date not more than sixty (60) days after the mailing of notice of the meeting. Notice of a meeting which is requested by investor Partners shall be mailed within thirty (30) days after receipt by the Managing General Partner of such request (or such longer period as reasonably may be required for the Managing General Partner to comply with the requirements of any applicable securities laws).

8.5. Voting Procedures.

(a)

For purposes of determining the investor Partners entitled to notice of or to vote at a meeting of the investor Partners or to give Consents without a meeting as provided in Section 8.7, the Managing General Partner may set a Record Date which, in the case of a meeting, shall not be less than five (5) days nor more than sixty (60) days before the date of the meeting.

(b)

Any investor Partner shall be entitled to vote at a meeting in person or by proxy. The Managing General Partner may establish policies regarding the period of time for which a proxy may be valid, the manner of executing or otherwise granting proxies, the manner for delivery of proxies and like matters. Except as otherwise determined pursuant to policies adopted by the Managing General Partner, the law of the State of Nevada pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by investor Partners.

(c)

Any Partner may waive the requirement of the regular call and notice of meetings, or any other Consent requirement, whether before or after the meeting is held or the Consent given.

(d)

The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of the investor Partners or solicitations of Consents in writing, including, without limitation, the determination of persons entitled to vote, the existence of a quorum, the conduct of voting or the manner of solicitation of Consents, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or the written Consent solicitation process. The Managing General Partner may designate a person to serve as chairman of any meeting and a person to take the minutes of any meeting, in either case, including, without limitation, a partner, director or officer of a Managing General Partner. The Managing General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the investor Partners or solicitations of Consents in writing, including regulations regarding the appointment and duties of inspectors of votes and Consents, the submission and examination of proxies and other evidence of the right to vote, and the giving or revocation of Consents in writing.

8.6. Quorum; Adjournments. A Majority in Interest of the investor Partners represented in person or by proxy shall constitute a quorum at a meeting of investor Partners; provided that any action requiring approval of a specified vote of investor Partners hereunder shall require at least such specified affirmative vote. In the absence of a quorum, any meeting of investor Partners may be adjourned from time to time by the affirmative Consent of investor Partners who are holders of a majority of the Percentage Interests represented either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article VIII.

8.7. Action Without a Meeting. Any action that may be taken at a meeting of the investor Partners may be taken without a meeting if Consents in writing setting forth the action so taken are signed by investor Partners who are record holders of not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting at which all the investor Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to all Partners who have not consented in writing. Whether Consents are solicited by or on behalf of the Managing General Partner or by any other Person, the Managing General Partner may specify that any written ballot submitted to investor Partners for the purpose of taking any action without a meeting shall be returned to the partnership within the time, not less than twenty (20) days, specified by the Managing General Partner. Further the Managing General Partner in any such circumstance may identify a Record Date for determining investor Partners entitled to consent in writing. If Consent to the taking of any action by the investor Partners is solicited by any Person other than by or on behalf of the Managing General Partner, the written Consents shall have no force and effect unless and until (i) they are deposited with the partnership in care of the Managing General Partner and (ii) such person shall have coordinated such solicitation with the Managing General Partner so that the Managing General Partner shall have had the opportunity to make determinations of policies, regulations, procedures, Record Dates and the like with respect to such solicitation and such matters shall have been complied with (it being understood that such actions by the Managing General Partner shall be taken in a timely manner and shall be exercised in the interest of the partnership and the investor Partners for the purpose of achieving the orderly and balanced conduct of a Consent solicitation process).

ARTICLE IX

GENERAL PROVISIONS

9.1. Addressees and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be delivered in person, by first class mail, by nationally recognized overnight courier or by registered or certified mail, return receipt requested, to the Partner at his address as shown on the records of the partnership (regardless of any claim of any Person who may have an interest in any partnership Interest by reason of an assignment or otherwise).

9.2. Titles and Captions. All article and section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

9.3. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

9.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.5. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

9.6. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any covenant, agreement, term or condition. Any Partner by an instrument in writing may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Partner, but no waiver shall be effective unless in writing and signed by the Partner making such waiver. No waiver shall affect or alter the remainder of the terms of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

9.7. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

9.8. NEVADA LAW APPLICABLE. ALL MATTERS IN CONNECTION WITH THE POWER, AUTHORITY AND RIGHTS OF THE PARTNERS AND ALL MATTERS PERTAINING TO THE OPERATION, CONSTRUCTION, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED AND DETERMINED BY THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS.

9.9. CALIFORNIA JURISDICTION. EACH PARTNER (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT WHICH IS BROUGHT BY OR AGAINST THE PARTNERSHIP OR ANY PARTNER, (B) HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND (C) TO THE EXTENT THAT IT HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM THE JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS THEREIN, HEREBY WAIVES SUCH IMMUNITY TO THE FULLEST EXTENT PERMITTED BY LAW. EACH PARTNER HEREBY WAIVES, AND HEREBY AGREES NOT TO ASSERT, IN ANY SUCH SUIT, ACTION OR PROCEEDING, IN EACH CASE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (ii) IT IS IMMUNE FROM ANY LEGAL PROCESS, (iii) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, (iv) VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (v) THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTNER AGREES THAT PROCESS AGAINST IT IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING FILED IN ANY SUCH REFERENCED COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE SERVED ON IT, BY MAILING THE SAME TO SUCH PARTNER BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTNER AT ITS ADDRESS FOR NOTICES UNDER THIS AGREEMENT, WITH THE SAME EFFECT IN EITHER CASE AS THOUGH SERVED UPON SUCH PERSON PERSONALLY.

9.10. Invalidity of Provisions. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

9.11. Incorporation by Reference.  This Agreement has been executed by the investor Partners set forth on Schedule A by the signing of the Subscription Agreement as set forth in the prospectus.  It is agreed that the executed copy of such Subscription Agreement may be attached to an identical copy of this Agreement together with the Subscription Agreements which may be executed by other investor Partners.

9.12. Ratification. The investor Partner whose signature appears upon a true and correct copy of the Subscription Agreement as set forth in the prospectus is hereby deemed to have specifically adopted, approved, and agreed to be legally bound by every provision in this Agreement.

9.13. Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

MANAGING GENERAL PARTNER:

energiUS Management LLC

By: ____________________________

Date: ____________________________

Paul N. Nicholson, its President

INITIAL LIMITED PARTNER:

By: ____________________________

Date: ____________________________

Paul N. Nicholson, individually

INVESTOR PARTNERS:

ADDITIONAL GENERAL PARTNER(S):

All investor Partners now and hereafter admitted as additional general partners, pursuant to powers now and hereafter executed in favor of, and granted and delivered to, the Managing General Partner.

By: energiUS Management LLC, as Agent

By: ____________________________

Date: ____________________________

Paul N. Nicholson, its President

LIMITED PARTNER(S):

All investor Partners now and hereafter admitted as limited partners, pursuant to powers now and hereafter executed in favor of, and granted and delivered to, the Managing General Partner.

By: energiUS Management LLC, as Agent

By: ____________________________

Date: ____________________________

Paul N. Nicholson, its President